UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2018

SOUTHWEST GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	001-37976	81‑3881866
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876‑7237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Southwest Gas Holdings, Inc. (the “Company”) was held on May 3, 2018.  Holders of approximately 43,195,014 shares of common stock were represented in person or by proxy.  The Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death, or removal, (ii) approved the advisory vote on named executive officer compensation, and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.  The following tables present the final results of voting on each of the matters submitted to a vote at the Annual Meeting of Shareholders:

Proposal 1.  The election of ten (10) directors.

Name	For	Withheld	Broker Non-votes
Robert L. Boughner	38,430,230	475,114	4,289,669
José A. Cárdenas	38,529,163	376,181	4,289,669
Thomas E. Chestnut	38,347,704	557,641	4,289,669
Stephen C. Comer	38,579,181	326,163	4,289,669
LeRoy C. Hanneman, Jr.	38,728,007	177,338	4,289,669
John P. Hester	38,669,238	236,107	4,289,669
Anne L. Mariucci	38,467,480	437,865	4,289,669
Michael J. Melarkey	38,198,598	706,747	4,289,669
A. Randall Thoman	38,543,597	361,748	4,289,669
Thomas A. Thomas	38,473,376	431,969	4,289,669

Proposal 2.  Advisory vote to approve the Company’s executive compensation.
For	Against	Abstain	Broker Non-votes
38,070,527	628,933	205,885	4,289,669

Proposal 3.  The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2018.

For	Against	Abstain
42,721,868	360,673	112,472

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: May 8, 2018
/s/ LORI L. COLVIN
Lori L. Colvin
Vice President/Controller and
Chief Accounting Officer